Exhibit 10.1 - Amended and Restated Master Lease

                   AMENDED AND RESTATED MASTER LEASE AGREEMENT

     This AMENDED AND RESTATED MASTER LEASE AGREEMENT (this "Lease") is made and entered into as of the _21st_ day of December, 1995, by and between BODDIE-NOELL PROPERTIES, INC., a Delaware corporation, as successor by merger to Boddie-Noell Restaurant Properties, Inc., having its principal office at 3710 One First Union Center, Charlotte, North Carolina 28202 ("Lessor"), and BODDIE-NOELL ENTERPRISES, INC., a North Carolina corporation, having its principal office at 1021 Noell Lane, Rocky Mount, North Carolina 27802 ("Lessee").

                                    RECITALS

     This Lease is made and entered into with reference to the following recitals:

     A. Lessor and Lessee entered into that certain Master Lease Agreement dated May 1, 1987 (the "Original Lease"), covering certain parcels of real property and improvements located thereon (the "Leased Properties"), as more particularly identified on Exhibit A attached hereto and incorporated herein by reference, for the use and operation by Lessee as Hardee's restaurants.

     B. Lessor and Lessee now desire to amend and restate the terms of the Original Lease such that as of the date written above, this Lease shall wholly supersede and replace the terms of the Original Lease.

     C. This Lease provides that additional Leased Properties may be made subject to the operation and effect of this Lease, upon execution by the Lessor and the Lessee of a Lease Supplement designating each such additional property as a Leased Property hereunder.

     D. This Lease is intended to be applicable to each of the individual Leased Properties whether identified on Exhibit A or added by a Lease Supplement, and to all such properties collectively, as if all of the terms of this Lease were incorporated into each Lease Supplement.

     NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

     1.1 Leased Properties.


     (a) Subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents from Lessor, the following commercial real property (collectively, the "Leased Properties" and individually, a "Leased Property"):

          (i) the various parcels of land described in Exhibit A attached hereto, together with any additional parcel of real property subsequently designated as a Leased Property by the parties pursuant to a Lease Supplement as provided in this Lease (collectively, the "Land");

          (ii) all buildings, structures, and other improvements of every kind situated on the Land at the time each such parcel of Land is made subject to this Lease, together with any and all appurtenances to the Land and such improvements, including, but not limited to, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings (collectively, the "Leased Improvements");

          (iii) all easements, rights and appurtenances relating to the Land and Leased Improvements; and

          (iv) all fixtures, including all components thereof, located in, on or used in connection with, the Leased Improvements, which are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures").

     1.2 Term. The initial term of this Lease (the "Primary Term") shall be for a fixed term commencing on the Commencement Date (as hereinafter defined) and ending on December 31, 2007. The Primary Term for any Leased Property designated in a Lease Supplement shall begin on the date of such Lease Supplement and expire at the end of the Primary Term or then current Extension Term, as the case may be. Lessee shall have the right to extend this Lease to the Leased Properties as a group, at Lessee's option, for up to a maximum of three (3) five-year renewal terms from the expiration of the Primary Term, as set forth more fully in Article XX.

                                   ARTICLE II

     2. Definitions. For all purposes of this Lease: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles applicable as of the date thereof; (iii) all references in this instrument to designated "Article", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease; and
(iv) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Additional Charges: As defined in Section 3.4.

     Affiliate: When used with respect to any corporation, the term "Affiliate" shall mean any person who, directly or indirectly, controls or is controlled by or is under common control with such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     Alteration: As defined in Section 11.

     Base Rent: As defined in Section 3.1.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Charlotte, North Carolina are authorized, or obligated by law or executive order, to be closed for business.

     Commencement Date: May 27, 1987.

     Consolidated Financials: For any fiscal year or other accounting periods for the Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of the such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

     Default: Any condition or event which constitutes or would constitute an Event of Default either with or without the giving of notice or the passage of time, or both.

     Event of Default: As defined in Article XVII.

     Extension Term: Any one or both of the three (3) successive five (5) year periods of extension of this Lease as to the Leased Properties, as provided in
Article XX.

     Fixtures: As defined in Section 1.1(a)(iv).

     Gross Sales: The gross aggregate amount received by Lessee or any sublessee, franchisee or concessionaire from all sales or other income derived from business conducted on the Leased Properties, less (i) the amount of all sales tax receipts and similar tax receipts which are required to be accounted for by Lessee to any governmental body or agency; (ii) any amounts received from sales of non-food items omitted from the computation of gross sales under Lessee's franchise agreement with Hardee's Food Systems, Inc. and (iii) the amount of refunds or credits made by Lessee for items which already have been included in Gross Sales. Further, no delivery or consumption of food shall be regarded as a sale or included in Gross Sales if there existed no intention to charge or collect for such delivery or consumption, as in the case of promotional meals, charity meals and meals for employees.

     Impositions: Collectively, all real estate taxes on the Leased Properties, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Leased Properties, or the use, ownership, and operation thereof, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the Term), water, sewer or other rents and charges, excises, levies, fees, and all other governmental charges of any kind or nature whatsoever, foreseen of unforeseen, ordinary or extraordinary, in respect of a Leased Property and/or the Rent or Additional Charges (including all interest and penalties thereon), or this Lease, which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon Lessor or any of the Leased Properties or any part thereof or any rent therefrom or any estate, title or interest therein. Nothing contained in this Lease, however, shall be construed to require Lessee to pay (1) any tax imposed on Lessor based on the net income of Lessor; (2) any transfer, or net revenue, tax of Lessor or any other person; or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, except to the extent that any such tax, assessment, levy or charge set forth in clause (1) or clause
(2) may be levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge upon the Leased Properties, the Rent, the Additional Charges or any part of any thereof or interest therein which Lessee would otherwise have been required to pay hereunder or except to the extent that any such tax, assessment, levy or charge constitutes a lien upon the Leased Properties or any part thereof or any Rent therefrom or any estate, title or interest therein.

     Insurance Requirements: All terms of any insurance policy required by this Lease to be maintained by Lessee and all requirements of the issuer of any such policy.

     Land: The various parcels of land described in Exhibit A hereto, together with any additional parcel of real property subsequently designated as a Leased Property by the parties pursuant to a Lease Supplement as provided in this Lease.

     Lease Supplement: An instrument supplementary to this Lease, in the form attached hereto as Exhibit B but with any modifications or amendments acceptable to Lessor and Lessee, which is intended to bring additional Leased Properties within the operation and effect of this Lease.

     Leased Properties: As defined in Article I.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either any Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to any Leased Property, or (ii) in any way limit the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than those created by Lessor without the consent of Lessee), affecting any Leased Property.

     Lessee's Equipment: As defined in Section 7.2.

     Lessor's Mortgagee: Any lender of Lessor, from time to time, taking as a security interest, for purposes of securing any loan to Lessor by such lender, a first lien deed of trust or mortgage on the Leased Properties and an assignment of Lessor's interest in this Lease.

     Officer's Certificates: A certificate of Lessee signed by the President or any Vice President or the Treasurer. Lessee shall be bound by all Officer's Certificates regardless of the actual authority of the person who executes them.

     Original  Cost: As to each Leased  Property set forth on Exhibit A attached
hereto,   Nine  Hundred   Twenty   Thousand   Sixty-Two   and  No/100s   Dollars
($920,062.00).

     Overdue Rate: On any date, the greater of (i) a rate per annum equal to the annual rate on such dated announced by Citibank, N.A. as its prime rate of interest or (ii) 10% per annum.

     Payment Date: Any due date for the payment of an installment of Base Rent.

     Percentage Rent: As defined in Article III.

     Primary Term: As defined in Article I.

     Purchase Contract: The Contract for Purchase and Sale of Property among Boddie-Noell Enterprises, Inc., BNE Realty Partners, Limited Partnership, and Boddie-Noell Restaurant Properties, Inc. (now known as Boddie-Noell Properties, Inc. as successor by merger) dated April 21, 1987 pursuant to which Landlord acquired the Leased Properties, a copy of which is attached hereto as Exhibit C.

     Rent: Collectively, the Base Rent and Percentage Rent.

     Term: Collectively, the Primary Term and the Extension Term(s) of all of the Leased Properties. The term of this Lease is intended to continue until this Lease shall have been terminated (whether through expiration or prior termination).

     Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of Lessee, provided that lack of funds shall not be deemed a cause beyond the control of Lessee.


                                   ARTICLE III

     3.1 Rent.  Lessee will pay to Lessor,  at Lessor's  address set forth under
Article XXXIII, a net rental during the Term, as follows:


     (a) an annual amount equal to Four Million Five Hundred Thousand and No/100s ($4,500,000.00) ("Base Rent"). Base Rent shall be payable in consecutive equal installments of Three Hundred Seventy Five Thousand and No/100s Dollars ($375,000.00) by the 15th day of each month during the Term (prorated as to any partial month in the proportion that the number of days in such month bears to thirty (30)); and

     (b) nine and 875/1000 percent (9.875%) of aggregate Gross Sales during each calendar quarter (or any portion thereof) generated from the operation of all of the Leased Properties taken as a group, less the Base Rent payable for such calendar quarter ("Percentage Rent"). Percentage Rent shall be due and payable fifteen (15) days after the close of each calendar quarter, based upon an Officer's Certificate furnished by Lessee to Lessor, setting forth (i) the Gross Sales for such quarter for each Leased Property; (ii) the amount of Base Rent for such calendar quarter; and (iii) the computation of the amount of Percentage Rent. Notwithstanding the above, at the time for payment of Percentage Rent relating to the last calendar quarter of each calendar year, Lessor and Lessee shall compute percentage rent for said calendar year on an annual basis using the formula set forth in the first sentence of this Section 3.1(b) except that the periods used therein shall be said calendar year (the "Annual Percentage Rent"). Lessee shall then pay as Percentage Rent for the last calendar quarter of each calendar year the difference between the Annual Percentage Rent for such calendar year less the amounts of Percentage Rent paid by Lessee for the previous three quarters of said calendar year. If the Percentage Rent paid by Lessee during the previous three calendar quarters of any calendar year exceeds the Annual Percentage Rent for said calendar year, Lessee shall receive a credit against the next succeeding payment of Rent due under this Lease in the amount of such difference. The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term.

     3.2 Confirmation of Percentage Rent. Lessee shall (and shall cause any and all sublessees to) utilize an accounting system which will accurately record all Gross Sales from a Leased Property, and Lessee shall (and cause any and all sublessees to) retain for at least eighteen (18) months after the expiration of each calendar quarter reasonably adequate records conforming to such accounting system and showing all Gross Sales for such quarter and enabling Lessor to verify all such Gross Sales through standard audit procedures. Lessor shall have the right, from time to time by its accountants or representatives, to audit at Lessee's corporate offices the information set forth in the Officer's Certificate for each Leased Property and in connection with such audits to examine Lessee's (or any sublessee's) records with respect thereof (including but not limited to supporting data and sales tax returns). If any such audit discloses a deficiency in the payment of Percentage Rent, Lessee shall, within ten (10) days of notice from Lessor of such deficiency, pay to Lessor the amount of such deficiency, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment. If any such audit discloses that the Gross Sales for any Leased Property exceed those reported by Lessee by more than three percent (3%), Lessee shall pay the reasonable cost of such audit and examination.

     3.3 Payment of Base Rent and Percentage Rent. Lessee shall pay or cause all Base Rent to be paid to Lessor in equal monthly installments as set forth in
Section 3.1(a), to be made on or before the fifteenth (15) day of each calendar month, and shall make all payments of Percentage Rent within fifteen (15) days after the end of each calendar quarter. Rent provided for herein shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the total Rent hereunder, without setoff, deduction, or reduction except as expressly provided in this Lease. If any installment of Base Rent or Percentage Rent shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand a late charge (to the extent permitted by law) computed at the lesser of the Overdue Rate or at the maximum rate permitted by law on the amount of such installment, from the due date for such installment to the date of payment thereof. Rent shall accrue from the Commencement Date for all properties described on Exhibit A. Rent for other properties added by Lease Supplement shall accrue from the dates of their respective Lease Supplement.

     3.4 Additional Charges. In addition to the Base Rent, Lessee will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease; unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay any of such items, Lessee will also promptly pay and discharge any and every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items (the items referred to above in this Section are referred to hereinafter collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Additional Charges as in the case of nonpayment of the Rent. Any late charge imposed by Lessor pursuant to Section 3.3 shall constitute an Additional Charge hereunder. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

                                   ARTICLE IV

     4.1 Payment of Impositions. Subject to Article XIII relating to permitted contests, Lessee will pay or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for nonpayment, such payments to be made directly to the taxing authorities where feasible, and will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments, and in such event shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XIII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all required tax returns and reports in respect of any Imposition. Lessee shall be entitled to receive any refund due from any taxing authority in respect of any Imposition previously paid by Lessee, unless an Event of Default shall have occurred and be continuing. Lessor shall, upon Lessee's request, provide such data as are maintained by Lessor with respect to the Leased Properties as Lessee may require to prepare any required tax returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all necessary personal property tax returns in the appropriate jurisdictions, unless by law Lessor is required to file such returns. Lessor will provide Lessee with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is required by law to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at its option and at its sole cost and expense, protest, appeal, or institute such other proceedings as it may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. In the event Lessor makes a payment of any such personal property taxes, any statement sent by Lessor to Lessee for reimbursement of Lessor's payment thereof shall be accompanied by copies of a bill therefor and payments thereof which identify the Fixtures with respect to which such payments are made.

     4.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, and shall not pay any Imposition until it has given Lessee reasonable opportunity to pay same, but Lessor's failure to give any notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions (exclusive of interest, fines or penalties occasioned by Lessor's failure to timely give such notice).

     4.3 Adjustment of Impositions. Impositions imposed in respect of the calendar year during which the Term as to a Leased Property terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its pro rata share thereof shall survive such termination. In the event an Imposition is in the nature of a special assessment made against a Leased Property within the last five (5) years of the Primary Term, or during an Extension Term, for such Leased Property, Lessee shall pay such assessment initially, but Lessor shall reimburse Lessee at the end of the Primary Term or such Extension Term, as the case may be, for the amount of such assessment less Lessee's share of such assessment, which shall be determined by multiplying the amount of such assessment by the number of full calendar months remaining in such Primary term or Extension Term after the assessment divided by sixty (60). If Lessee thereafter elects to exercise its option for an Extension Term, Lessor shall not be required to reimburse Lessee for Lessor's portion of such assessment.

     4.4 Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service, and other utilities used in or on the Leased Properties during the Term.

                                    ARTICLE V

     5. Quiet Enjoyment. So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Properties for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease or abate, reduce or make a deduction from or offset against the Rent or Additional Charges or any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action, to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                   ARTICLE VI

     6. No termination, Abatement, Etc. Except as otherwise specifically provided in this Lease, Lessee, to the fullest extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against such Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction or condemnation of, any Leased Property or any portion thereof from whatever cause, except as expressly provided in this Lease; (b) any lawful or unlawful prohibition of, or restriction upon, Lessee's use of any Leased Property or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of any eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Lessor or any assignee or transferee of Lessor; or (e) any other cause other than a discharge of Lessee from any such obligations as the result of a judicial decree. Lessee hereby specifically waives all rights arising from any occurrence whatsoever (i) to modify, surrender or terminate this Lease or quit or surrender any Leased Property or any portion thereof; or (ii) that entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent, Additional Charges and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligation to pay the same shall have been terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default. Notwithstanding the foregoing, Lessee shall have the right, by separate and independent action, to pursue any claim it may have against Lessor.


                                   ARTICLE VII

     7.1 Ownership of the Leased Properties. Lessee acknowledges that the Leased Properties are the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Properties during the Term upon the terms and conditions set forth in this Lease.

     7.2 Lessee's Equipment. Lessee may, at its expense, install, affix, assemble or place on any parcels of the Land or in or on any of the Leased Improvements, and may remove and substitute, any types of machinery, equipment, furnishing, computers or other personal property owned or leased by Lessee and used in Lessee's restaurant business, including signs and movable walls or partitions (collectively, "Lessee's Equipment"). All Lessee's Equipment shall be and remain the property of Lessee, provided that any of Lessee's Equipment not removed by Lessee within fifteen (15) days following the expiration or earlier termination of this Lease or Lessee's right of possession (except that the said 15-day grace period shall not apply in the event that the Lease or Lessee's right of possession has terminated because of an Event of Default) with respect to any Leased Property shall be considered abandoned by Lessee and shall, subject to Section 7.3, thereafter belong to Lessor. All costs and expenses incurred in removing Lessee's Equipment by Lessee shall be paid by Lessee. Lessee will, at its expense, repair all damage to any Leased Property caused by the removal by Lessee of Lessee's Equipment.

     7.3 No Interest of Lessor in Lessee's Equipment. Lessor agrees (i) to acknowledge in writing to such persons, at such times and for such purposes as Lessee may reasonably request, that Lessee's Equipment is Lessee's personal property and not fixtures, and that Lessor has no right, title or interest in such items and (ii) to give thirty (30) days' written notice of Lessor's intent to exercise its rights under Section 7.2 to any person who has properly filed a Uniform Commercial Code financing statement with respect to such property so that such person may exercise its rights in Lessee's Equipment during such thirty (30) day period. Without limiting the foregoing, in connection with any purchase, leasing or financing transaction involving or secured by an item of Lessee's Equipment, Lessor agrees to acknowledge in writing to the seller, lessor or lender that the interest(s) of such person(s) in such item are and shall be superior to any interest that Lessor may have or acquire therein by virtue of Landlord's security interest created by this Lease, or by virtue of any statutory or common law lien or otherwise.

                                  ARTICLE VIII

     8.1 Condition of the Leased Properties. Lessee acknowledges receipt and delivery of possession of the Leased Properties listed on Exhibit A and that Lessee has examined the title to and the condition of each of such Leased
Properties prior to the execution and delivery of this Lease or Lease Supplement, as the case may be, and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Lessee is renting the Leased Properties "as is" in their present condition. Lessee waives any claim or action against Lessor in respect of the condition of each Leased Property. Lessor makes no warranty or representation, express or implied, with respect to any Leased Property or any part thereof, either as to its fitness for use, design or condition for any particular use or purpose or otherwise, or as to quality of the material or workmanship therein, latent or patent, or as to the existence of any toxic or hazardous materials on or about any Leased Property, it being agreed that all such risks are to be borne by Lessee. Lessee acknowledges that each Leased Property has been inspected by Lessee and is satisfactory to it.

     8.2 Use of the Leased Properties. Lessee shall use and cause each Leased Property to be used for operating a Hardee's restaurant business utilizing substantially the same menu and operating format as required under Lessee's license agreements with Hardee's Food Systems, Inc. (the "License Agreements"), for such other uses as may be incidental thereto, and for such other lawful uses as may be consented to in writing by Lessor, which consent shall not be unreasonably withheld. Lessee agrees that it will not permit any unlawful occupation, activity, business or trade to be conducted on any Leased Property or any use to be made thereof contrary to any applicable Legal Requirements or Insurance Requirements. Lessee shall not use or occupy or permit a Leased Property to be used or occupied, nor do or permit anything to be done in or on a Leased Property or any part thereof, in a manner that may make it impossible to obtain fire or other insurance covering such Leased Property meeting the requirements of this Lease, or that will cause or be likely to cause structural injury to any of the Leased Improvements, or that will constitute a public or private nuisance. Lessee shall not be permitted to close the restaurant business conducted on a Leased Property, except (i) as a result of damage to, or condemnation of, the Leased Property; (ii) during periods of repair, renovation or alteration; (iii) as otherwise contemplated by this Lease; or (iv) for any reason beyond the reasonable control of Lessee, such as governmental action or changes in zoning or other laws.

     8.3 Covenant Not to Compete. Lessee covenants that during the term of this Lease and any extensions or renewals thereof, Lessee shall not, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation own, maintain, engage in, or have a controlling interest in, without Lessor's prior written consent, any operating non-Hardee's restaurant business offering the same or similar products and services as offered by the Hardee's restaurants operated by Lessee on the Leased Properties, within a radius of one-and-a-half (1-1/2) miles of any Leased Property hereunder.

     8.4 Covenant Not to Acquire. Lessee covenants and agrees that during the Primary Term and any Extension Terms of this Lease Lessee and its controlling shareholders or Affiliates will not acquire, directly or indirectly, ten percent (10%) or more of the outstanding stock of the Lessor. Lessee covenants and agrees that it will divest itself of such stock of the Lessor as may be necessary to satisfy the limitations of this paragraph, in the event of the acquisition of shares by shareholders or Affiliates beyond the control of Lessee.

                                   ARTICLE IX

     9. Compliance with Legal and Insurance Requirements, Instruments, Etc. Lessee, at its expense, will (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of each Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of a Leased Property; and (b) procure, maintain and comply with all licenses and other authorizations required for the use of each Leased Property and for the operation and maintenance of the Leased Improvements including compliance with the provisions of the License Agreements with Hardee's Food Systems, Inc. with respect to each Leased Property (including Lessee's obligations to make periodic improvements to the Leased Properties to conform with design standards imposed under such License Agreements) and taking any action necessary to avoid a default or termination under such License Agreements.


                                    ARTICLE X

     10.1 Maintenance and Repair.

     (a) Lessee, at its expense, will keep each Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control in good order and repair (ordinary wear and tear excepted), and shall make all necessary repairs thereto of every kind and nature whatsoever. To the extent reasonably achievable, all such repairs will be at least equivalent in quality to the original work. Lessee shall at its expense maintain each Leased Property in good order and repair, reasonable wear and tear excepted, and maintain and improve each Leased Property on a basis consistent with Lessee's maintenance and improvements of all of the Hardee's restaurants owned or operated by Lessee and as required by the License Agreements with Hardee's Food Systems, Inc. Except as permitted by this Lease, Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of any Leased Property or any parts thereof.

     (b) Lessor shall under no circumstances be required to build any improvements on any Leased Property, or to make any repairs, replacements, alterations or renewals of any nature or description to a Leased Property, or to make any expenditure whatsoever in connection with this Lease, or to maintain any Leased Property in any way. Lessee hereby waives, to the fullest extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect on the Commencement Date or thereafter enacted.

     (c) Unless Lessor shall convey any of the Leased Properties to Lessee pursuant to the provisions of this Lease, Lessee shall, upon the expiration or prior termination of the Term as to a Leased Property, vacate and surrender such Leased Property to Lessor in the condition in which such Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, except for ordinary wear and tear, and with due consideration being given to the age of the Leased Improvements at such time.

     10.2 Encroachments, Restrictions, Etc. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to a Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting a Leased Property, other than one which is created or consented to by Lessor without Lessee's consent, or shall impair the rights of others under any easement or right-of-way to which a Leased Property is subject, other than one which is created or consented to by Lessor without Lessee's consent, then promptly upon the request of Lessor or at the request of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee; or (ii) make such changes in the Leased Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements. Any such alteration shall be made in conformity with the requirements of Article XI.

                                   ARTICLE XI

     11. Alterations, Substitutions and Replacements. Lessee, at its sole cost and expense, may at any time and from time to time make alterations to the Leased Properties or any part thereof and substitutions and replacements for the same (collectively, "Alterations"), provided that (a) the market value of the affected Leased Property shall not be reduced or its structural integrity adversely affected; (b) the work shall be done expeditiously and in a good and workmanlike manner; (c) the plans and specifications for any single alteration with an estimated cost in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be approved in writing by Lessor, such approval not to be unreasonably withheld; provided, however, that if the Lessee shall not have received either approval or rejection, or conditions for such approval, of any such plans and specifications within thirty (30) days after delivery of the same to Lessor, such plans and specifications shall be conclusively deemed approved for all purposes hereof; (d) Lessee shall comply with any and all Legal Requirements and Insurance Requirements applicable to the work; and (e) Lessee shall promptly pay all costs and expenses and discharge any and all liens arising in respect of the work.

         7 Until the expiration or earlier termination of this Lease as to a Leased Property, beneficial title to and ownership of any Alterations to such Leased Property shall remain solely in Lessee and Lessee alone shall be entitled to deduct all depreciation and amortization on Lessee's income tax returns with respect to such Alterations. Upon the expiration of earlier termination of this Lease as to such Property, such Alterations shall revert to, pass to and become the property of the Lessor.

                                   ARTICLE XII

     12. Liens. Subject to Article XIII relating to contests, Lessee shall not directly or indirectly create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent or Additional Charges provided under this Lease, not including, however, (a) this Lease; (b) utility easements and road rights-of-way in the customary form (i) provided the same do not adversely affect the intended use of the Leased Properties (including the Improvements) and do not materially adversely affect the value of the Leased Properties or (ii) which result solely from the action or inaction of Lessor; (c) zoning and building laws or ordinances, provided they do not prohibit the use of the Leased Properties for commercial restaurant purposes and so long as the Leased Properties are in compliance with same; (d) such encumbrances as are subsequently consented to in writing by Lessor or result solely from the action or inaction of Lessor, but excluding liens in respect of Impositions required to be paid under Section 4.1;
(e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty, or (2) such liens are being contested as permitted by Article XIII; and (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any contract for more than sixty (60) days after the completion of the work, services or delivery of supplies giving rise to such lien, (2) adequate reserves shall have been made for the payment thereof, and (3) such liens shall in any event be discharged by bonding or otherwise within fifteen (15) days after the same have been filed.


                                  ARTICLE XIII

     13. Permitted Contests. Lessee, on its own or on Lessor's behalf, but at Lessee's sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, or claim not otherwise permitted by Article XII, and Lessor agrees not to itself pay any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and any assignee of Lessor and from the affected Leased Properties; (b) no part of the affected Leased Properties nor any Rent therefrom would be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) such contest shall not interfere with the use and occupancy of any Leased Property; and (e) in the event that any such contest shall involve a sum of money or potential loss in excess of fifty thousand dollars ($50,000), the Lessee shall deliver to Lessor an Officer's Certificate to the effect set forth in clauses
(a), (b), (c) and (d), and Lessee shall give such reasonable security as may be demanded by Lessor to ensure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property. If Lessee contests any Insurance Requirement; Lessee shall nonetheless maintain the coverage required by Article XIV during the pendency of any such contest. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably required by Lessee or if Lessor so desires, Lessor shall or may join as a party therein. Lessee shall indemnify and save Lessor harmless from and against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.


                                   ARTICLE XIV

     14.1 Insurance. Lessee agrees to maintain at all times and at its sole cost and expense insurance covering each Leased Property as follows: (a) fire, with extended coverage (including windstorm and subsidence), vandalism and malicious mischief endorsements and insurance against such other risks as Lessee deems prudent, such insurance to be in each case in an amount not less than the full insurable value (actual replacement cost to reconstruct in accordance with all then applicable laws, ordinances, codes and regulations, less the costs of land excavation, foundations and footings) of each Leased Property; (b) comprehensive liability insurance as to each Leased Property in amounts equal to the greater of (i) One Million dollars ($1,000,000) for each occurrence and One Million dollars ($1,000,000) in the aggregate, and (ii) the limits of liability generally required under the License Agreements with respect to the Leased Properties between Lessee and Hardee's Food Systems, Inc.; (c) workers' compensation insurance as required by statute in respect of any work or other operations on or about each Leased Property; (d) flood insurance in an amount equal to the full insurable value (as defined in clause (a) above) of each Leased Property or the maximum amount available, whichever is less, if any Leased Property is located in a designated flood hazard area or Lessor's
Mortgagee  is  required  by law or  regulation  to  require  or  maintain  flood insurance with respect to any Leased Property; (e) upon request and to the extent available at reasonable cost, earthquake insurance in an amount not less than the full insurable value (as defined in clause (a) above) of each Leased Property; (f) commercial comprehensive catastrophic liability insurance with limits of liability of not less than the greater of (i) Thirty Five Million dollars ($35,000,000) and (ii) the limits of liability generally required under the License Agreements with respect to the Leased Properties between Lessee and Hardee's Food Systems,Inc.; and (g) during the period when any addition, alteration, construction, installation or demolition is being made or performed to any part of the Leased Improvements, contingent liability, public liability, completed value, builder's risk (non-reporting form), workers' compensation and other insurance as is deemed prudent by Lessee. Deductible provisions for the insurance required under clause (a) shall not exceed ten thousand dollars per location per occurrence and one hundred thousand dollars ($100,000) aggregate per occurrence; under clause (b), one hundred fifty thousand dollars ($150,000) per occurrence; under clause (d), fifty thousand dollars ($50,000) per occurrence except that if federal flood insurance is available then such deductible shall not be greater than the lowest deductible available with respect to such federal flood insurance; under clause (f), one hundred fifty thousand dollars ($150,000) per occurrence; and under clause (g), ten thousand dollars ($10,000) per occurrence. Lessee may effect all coverage required herein under its blanket insurance policies, if available thereunder, and all such policies shall be written by companies presently or hereafter insuring substantially all of the properties of Lessee; provided, however, that in the case of insurance under clause (d), such insurance must be written on the federal flood insurance program if available for such Leased Property up to the maximum amount available under the federal flood insurance program; provided further, however, that any policy of blanket insurance hereunder shall comply in all respects with the other provisions of this Article XIV, except that such policies need not provide for a minimum reserved amount of insurance allocated to any given Leased Property. Unless otherwise approved by Lessor such insurance shall be written by an insurance company (i) having a Bests' policyholder's rating of A or better; (ii) in the Bests' Class XII financial size category; and
(iii) authorized to do insurance business in the states in which the Leased Properties are located, if so required by law.

     14.2 Policy Provisions and Certificates. The insurance maintained by Lessee under clauses (a), (b), (d), (e), (f) and (g) of Section 14.1 shall name Lessor and Lessor's Mortgagee, if any, as an additional insured and in the case of (a),
(d), (e) and (g), Lessor and Lessee as their respective interests may appear, as loss payees, provided, however, that if there is then a Lessor's Mortgagee, Lessor's Mortgagee shall be named as loss payee pursuant to a standard mortgagee and lender loss payable clause. The insurance maintained by Lessee under clauses
(a), (d), (e), and (g) of Section 14.1 shall provide that all property losses insured against shall be adjusted by Lessee (subject to Lessor's approval of final settlement of estimated losses of ten thousand dollars ($10,000) or more). All insurance maintained by Lessee shall provide that (a) no cancellation or reduction thereof shall be effective until at least thirty (30) days after mailing Lessor, and Lessor's Mortgagee if any, written notice thereof; and (b) all losses shall be payable notwithstanding any act or negligence of Lessor or Lessee or their respective agents or employees which might, absent such agreement, result in a forfeiture of all or part of such insurance payment and notwithstanding (i) the occupation or use of any Leased Property for purposes more hazardous than permitted by the terms of such policy, or (ii) any change in title or ownership of any Leased Property or any part thereof. Lessee will, within fifteen (15) days after the date hereof, furnish to Lessor and Lessor's Mortgagee, if any, certificates for the insurance required by Section 14.1(b),
(c) and (f) and evidence of insurance on the Acord 27 form (or equivalent) for insurance under (a), (d), (e) and (g), and upon request certified copies of all policies required hereunder, and not less than thirty (30) days evidencing the replacement or renewal thereof.

     14.3 Subrogation. In respect of any real, personal or other property located in, at or upon each Leased Property, and in respect of each Leased Property itself, Lessee and Lessor each hereby releases, to the extent permitted by law, the other from any and all liability or responsibility to the other or anyone claiming by, through or under either party, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the fault or negligence of either party or anyone for whom said person may be responsible. If available, Lessee shall require its fire, extended coverage and other casualty insurance carriers to include in Lessee's policies a clause or endorsement whereby the insurer waives any rights of subrogation against Lessor.

     14.4 Other Insurance. Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Article XIV to be furnished by Lessee unless Lessor and Lessor's Mortgagee, if any, are included therein as a named insured as their interests may appear, with loss payable as provided in this Article and such separate insurance does not have the effect of impairing collection from the insurance required to be maintained under Section 14.1. Lessee shall immediately notify Lessor whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same as provided in this Article.

                                   ARTICLE XV

     15.1 Notice of Taking; Condemnation Awards. In case Lessee receives notice of a proposed taking, by eminent domain or otherwise, by a public authority, of a Leased Property, or any interest therein, Lessee shall give notice thereof to Lessor within ten (10) days of the receipt of notice of such proposed taking. If Lessor shall be advised by the condemning authority of a proposed taking, Lessor shall within ten (10) days thereafter give notice thereof to Lessee.

     In case of a taking of an entire Leased Property which Lessee reasonably expects to be permanent or beyond the remainder of the Primary Term or the Extension Term(s) for which Lessee has committed hereunder to renew this Lease as to such Leased Property (a "Long-Term Taking"), (i) this Lease shall terminate with respect to the affected Leased Property on the day prior to the earlier of the taking of possession by, or the vesting of title in, the public authority (the "Condemnation Date") and thereafter the Base Rent shall be proportionately reduced, (ii) Lessor shall be entitled to all awards or payments by the public authority on account of the taking that are attributable to the Leased Properties, including the Land, Fixtures and Leased Improvements, and
(iii) Lessee hereby authorizes Lessor in the name of Lessee or otherwise to file and prosecute any claims for such award or payment.

     In case of a taking of an entire Leased Property which Lessee reasonably expects is for a period of greater than one hundred eighty (180) days, but not a Long-Term Taking, Lessee may terminate this Lease with respect to such Leased Property by giving Lessor notice of termination within thirty (30) days following the Condemnation Date, in which event this Lease shall terminate as to such Leased Property as of the Payment Date immediately following such Condemnation Date, and thereafter the Base Rent shall be proportionately reduced. Any award on account of such taking attributable to the Leased Properties, including the Land, Fixtures and Leased Improvements shall belong to Lessor. If Lessee does not so terminate this Lease, this Lease shall continue in effect with respect to such Leased Property and Lessee shall continue to pay Rent during the period of taking; provided, that if the performance of any term hereof (other than the payment of Rent, maintenance of insurance and payment of Impositions and other Additional Charges) is rendered impossible by such taking, Lessee shall be excused from such performance.

     If a portion of a Leased Property is taken for a period that Lessee reasonably expects to be permanent or to constitute a Long-Term Taking or for more than one hundred eighty (180) days and, as a result, in Lessee's reasonable judgment the potential profitability of the restaurant operated thereon is substantially adversely affected for the period of the taking by such partial taking, Lessee may terminate this Lease with respect to such Leased Property by giving Lessor written notice of termination within twenty (20) days following the Condemnation Date, in which event this Lease shall terminate as to such Leased Property as of the Payment Date immediately following such Condemnation Date and thereafter the Base Rent shall be proportionately reduced. Following such payment, any condemnation award shall belong to Lessor. If Lessee does not so terminate this Lease (i) this Lease shall continue in effect with respect to the portion of the Leased Property not condemned; (ii) the Base Rent shall not be reduced; (iii) Lessee shall, at its own expense and as soon as practicable (subject to Unavoidable Delays), perform or cause to be performed such work as is required to make a complete architectural unit of the remainder of the Leased Property; and (iv) any condemnation award shall belong to Lessee to the extent such award does not exceed the cost of such repairs and the proportionate amount of Base Rent payable with respect to the Leased Property during the repair or reconstruction period, with the balance of the award, if any, to be paid to Lessor. For purposes of determining Percentage Rent, if such Leased Property is closed for repair or reconstruction for more than sixty (60) consecutive days, then on the sixty-first (61st) day and continuing until the day on which the Leased Property is reopened, the closed Leased Property shall be deemed to have Gross Sales during such period equal to the average Gross Sales of the remaining operating Leased Properties.

     Notwithstanding anything to the contrary in this Section 15.1, so long as no Default shall exist hereunder, Lessee shall be entitled to submit a claim to a condemning authority for loss of profit, relocation expenses or damage to Lessee's Equipment resulting from a taking and Lessee may retain any such separate award applicable thereto. For the purposes of this Lease, all amounts paid pursuant to any agreement with any condemning authority in settlement of any condemnation or other eminent domain proceeding affecting a Leased Property shall be deemed to constitute an award made in such proceeding whether or not the same shall have actually been commenced.

     15.2 Taking Other Than Long-Term Taking. In case of a temporary taking of all or a portion of a Leased Property for a period not longer than one hundred eighty (180) days, and which does not constitute a Long-Term Taking, there shall be no termination, cancellation or modification of this Lease, and Lessee shall continue to perform and comply with (except as such performance and such compliance may be rendered impossible by reason of such taking) all of its obligations under this Lease and shall in no event be relieved of its obligation to pay punctually all Rent and other charges payable hereunder. For purposes of determining Percentage Rent, if such Leased Property is closed for repair or reconstruction for more than sixty (60) consecutive days, then on the sixty-first (61st) day and continuing until the day on which the Leased Property is reopened, the closed Leased Property shall be deemed to have Gross Sales during such period equal to the average Gross Sales of the remaining operating Leased Properties. Lessor shall pay to Lessee the net awards received by it (whether by way of damages, rent or otherwise) by reason of such taking.

     15.3 Damage or Destruction; Repair or Replacement. In case of any damage or loss to a Leased Property which is not a Material Loss (as defined below), or which is a Material Loss but as to which this Lease is not terminated pursuant to this Section 15.3, Lessee will, at its expense, promptly commence and complete with due diligence (subject to Unavoidable Delays) the replacement and repair of the affected Leased Property in order to restore it as nearly as practicable to the value and condition thereof immediately prior to such damage, destruction or loss, whether or not the insurance proceeds shall be sufficient for such purpose. Insurance proceeds available for such purpose shall be placed in an escrow account at a bank or other financial institution selected by Lessee and reasonably satisfactory to Lessor. Such funds shall be paid by the escrow agent to Lessee (or as Lessee may direct), from time to time as the affected Leased Property is replaced or repaired, in amounts equal to the cost of such replacement and repair, upon delivery to the escrow agent of an Officer's Certificate certifying, in each case, the amount to be paid (which may represent amounts theretofore paid by Lessee in the effectuation of such repairs or replacements and not reimbursed hereunder or amounts due and payable by Lessee therefor, or both). Upon completion of construction, Lessee shall deliver to Lessor (i) if required by law for occupancy, a copy of a permanent, unconditional certificate of occupancy for the affected Leased Property; and
(ii) an Officer's Certificate certifying to the completion of the repair or replacement of the affected Leased Property, the payment of the cost thereof in full, and the amount of such cost, and upon receipt of such certificates by Lessor, any balance of such insurance proceeds (including any interest earned thereon) required to be applied to reimburse Lessee for such restoration shall be paid over to Lessee,and the balance, if any, shall be retained by Lessor. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of Lessor's or Lessee's receipt of any such insurance proceeds, any proceeds received by Lessee shall be paid over to Lessor and all insurance proceeds shall be held by Lessor and applied in the manner specified in Article XVII hereof.

     During the period of replacement and repair of a damaged Leased Property under this Section 15.3, Lessee's obligation to punctually pay all Rent and other charges required under this Lease shall continue notwithstanding that such Leased Property may be closed for business. For purposes of determining Percentage Rent, if such Leased Property is closed for replacement or repair for more than sixty (60) consecutive days, then on the sixty-first (61st) day and continuing until the day on which the Leased Property is reopened, the damaged Leased Property shall be deemed to have Gross Sales during such period equal to the average Gross Sales of the remaining operating Leased Properties.

     When loss or damage occurs which, in Lessee's reasonable judgment, renders an affected Leased Property unfit for occupancy by Lessee to carry on its normal business activities for a period exceeding one hundred eighty (180) days (a "Material Loss"), Lessee shall notify Lessor, by an Officer's Certificate, within ten (10) days following such occurrence and either Lessor or Lessee may terminate this Lease as to that Leased Property by giving the other party notice of termination within sixty (60) days following the date of the occurrence of such Material Loss, in which event this Lease shall terminate as of the Payment Date specified in such notice of termination and thereafter Base Rent shall be proportionately reduced. Upon such termination, all insurance proceeds available as a result of the Material Loss shall be paid and belong to Lessor, and Lessee shall pay Lessor the amount of any deductible under the applicable insurance policy providing such proceeds. In any other event, such proceeds shall be applied in the manner hereinabove set forth in the first paragraph of this
Section 15.3.

     15.4 Voluntary Repair or Remodeling. In the event a Leased Property is closed for business for any reason other than pursuant to Sections 15.1, 15.2 or 15.3, then during the period in which such Leased Property is closed for business, Lessee's obligation to punctually pay all Rent and other charges required under this Lease shall continue. For purposes of determining Percentage Rent, if such Leased Property is closed for more than sixty (60) consecutive days, then on the sixty-first (61st) day and continuing until the day on which the Leased Property is reopened, the closed Leased Property shall be deemed to have Gross Sales during such period equal to the average Gross Sales of the remaining operating Leased Properties.


                                   ARTICLE XVI


     16. Economic Abandonment; Substitution or Purchase of Property.


     (a) If, at any time during the Term hereof, in the good faith judgment of Lessee, a Leased Property becomes uneconomic or unsuitable for Lessee's then use and occupancy (an "Uneconomic Property"), Lessee shall have the right to terminate this Lease with regard to such Uneconomic Property, provided that (i) at the time such discontinuance is sought no Event of Default shall have occurred and be continuing; and (ii) Lessee must intend to discontinue use of the Uneconomic Property as a restaurant by Lessee or any Affiliate of Lessee, for a period of at least one year after the termination of this Lease as to such Uneconomic Property. Lessee shall signify its election to exercise its right of termination by giving notice of such election to Lessor. Such notice shall cause Lessor and Lessee to follow the procedures set forth in this Article XVI, which procedures must be followed by Lessee as a precondition to the termination of this Lease as to any Uneconomic Property (provided, however, that after December 31, 2007, Lessee may also elect to follow the procedures set forth in Article XXIII).

     (b) In the event Lessee elects to exercise its right of termination as to an Uneconomic Property, Lessee shall present to Lessor information regarding at least three (3) potential substitute properties operated by Lessee as Hardee's restaurants. Unless Lessor otherwise specifies, such information shall be substantially similar to the type of information specified in paragraph 5 of the Purchase Contract. Each substitute site shall have average Gross Sales (as defined in Article II hereof) for the preceding thirty six (36) month period, of at least ninety percent (90%) of the average Gross Sales per Leased Property of all of the Leased Properties for the preceding thirty six (36) month period but not less than the average Gross Sales of the Uneconomic Property for such period. Lessor shall have a period of thirty (30) days from the date of presentation of the third potential substitute property, within which to review such information and either accept any one of, or reject all of, the potential substitute properties so presented. If Lessor accepts a proposed substitute property (a "Substitute Property"), then the parties shall follow substantially the same procedures set forth in the Purchase Contract to the extent not inconsistent herewith, except that the consideration to be paid by Lessor shall consist solely of the conveyance of the Uneconomic Property to Lessee free from any liens, encumbrances, claims or assessments. Upon execution by Lessor and Lessee of a Lease Supplement applicable to such Substitute Property, such Substitute Property shall become a Leased Property and such Leased Property shall, for the purposes of the Lease, be deemed to have an Original Cost equal to the Original Cost of the Uneconomic Property, and this Lease shall terminate as to the Uneconomic Property.

     If Lessor rejects all of the substitute properties proffered by Lessee and Lessor and Lessee are not otherwise able to agree on a Substitute Property, then Lessee shall nonetheless have the right to terminate this Lease as to the Uneconomic Property upon notice to Lessor, provided that such notice must be accompanied by a written offer to purchase the Uneconomic Property at a cash price equal to the greater of (i) the Original Cost of such Uneconomic Property or (ii) the Fair Market Value (as defined in Section 16(d) below) of such Uneconomic Property. Any such notice of intent to purchase shall be given within thirty (30) days following the expiration of the thirty (30) day review period set forth above for review of potential substitute properties and shall specify as the proposed purchase date a date which is between ninety (90) and one hundred twenty (120) days after such notice. If Lessor does not accept Lessee's offer to purchase such Uneconomic Property by a date which is thirty (30) days prior to such proposed purchase date, then this Lease shall terminate as to such Uneconomic Property as of such proposed purchase date. If Lessor accepts Lessee's offer to purchase such Uneconomic Property, such sale shall be consummated on such proposed purchase date and this Lease shall terminate as to such Uneconomic Property on the date of sale. Upon the termination of the Lease as to such Uneconomic Property, the Base Rent shall be proportionately reduced. Notwithstanding anything above to the contrary, the exercise by Lessee of its rights under this Section 16(b) shall not have a material adverse affect on Lessor relative to any outstanding loan Lessor may have, including without limitation, the imposition of prepayment penalties, causing an event of default, or triggering an acceleration.

     (c) From and after the date of substitution, for all purposes of this Lease Gross Sales for the Substitute Property for any calendar quarter after the quarter in which the substitution occurs shall be deemed to be the greater of
(A) the actual Gross Sales of such Substitute Property, or (b) the average Gross Sales per calendar quarter of the Uneconomic Property for the last four full calendar quarters of its operation. The Term as to such Substitute Property shall be identical to the Term for the Uneconomic Property, as if no substitution occurred.

     (d) "Fair Market Value" for the purposes of Articles XVI and XXIII shall be deemed to be the value agreed to by Lessor and Lessee, or,in the absence of such agreement, the median (i.e., the middle) of those values determined in accordance with Article XXXIV, provided, however, that if two of the three appraisers thereunder agree on a value, such value shall govern. Notwithstanding the foregoing, with respect to a determination of Fair Market Value of an Uneconomic Property, Fair Market Value shall be computed without regard to any encumbrance which Lessor or Lessee is, or will be, required to remove pursuant to any provision of this Lease, but taking into account any other encumbrance created by, through or under Lessor.

     (e) Lessee shall bear all out of pocket costs and expenses associated with, required by, or incidental to (i) the termination of this Lease as to an Uneconomic Property resulting from the purchase of the Uneconomic Property by Lessee under Articles XVI or XXIII, or (ii) the conveyance of the Uneconomic Property to Lessee and the Substitute Property to Lessor under this Article XVI.

     (f) In the event of a substitution of a property for an Uneconomic Property, or a purchase of an Uneconomic Property by Lessee pursuant to this
Article XVI or Article XXIII, Lessee must discontinue its use of the Uneconomic Property in its business operations on or before the date of substitution or purchase and neither Lessee nor any of its Affiliates may use the Uneconomic Property as a restaurant for a period of one year from the date of substitution or purchase.


                                  ARTICLE XVII

     17. Events of Default.

     17.1 If any one or more of the following events (individually, an "Event of Default") shall occur:

     (a) Lessee shall fail to make payment of any Rent, or Additional Charges payable by Lessee under this Lease when the same becomes due and payable and such failure shall continue for a period of ten (10) days;

     (b) Lessee shall fail to observe or perform the covenants with respect to insurance set forth in Section 14.1 of this Lease;

     (c) Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure shall continue for a period of thirty
(30) days after notice thereof from Lessor, unless such failure cannot be cured within such period by the payment of money and Lessee acts with diligence to correct such failure, in which case Lessee shall be entitled to reasonable time extensions;

     (d) any representation or warranty made by the Lessee herein or made by the Lessee in a statement, agreement or certificate furnished by the Lessee to or with any Landlord's Mortgagee or furnished by the Lessee pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

     (e) the termination, expiration or relinquishment of the franchise or license for a Leased Property pursuant to which the Lessee operates a Leased Property as a Hardee's Restaurant;

     (f) the Lessee shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; (v) or if a custodian, trustee or receiver is appointed for the Lessee or for the major part of the property of the Lessee and is not discharged within 30 days after such appointment; (vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any stated thereof;

     (g) insolvency proceedings or a petition in bankruptcy shall be filed against Lessee and not dismissed within sixty (60) days of filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or of the whole or substantially all of its property, and such order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof; or

     (h) the estate or interest of Lessee in any Leased Property or any part thereof or in this Lease shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within sixty (60) days after such levy or attachment (unless Lessee shall be contesting such levy or attachment in good faith in accordance with Article XIII hereof).

     Then, and in any such event, Lessor may terminate this Lease as to any one or all of the Leased Properties by giving Lessee ten (10) days notice of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Lessee under this Lease shall cease as to the designated Leased Properties.

     Lessee will, to the fullest extent permitted by law, pay as Additional Charges all reasonable costs and expenses incurred by or on behalf of Lessor, including, without limitation, attorneys' fees and expenses, as a result of any Event of Default hereunder.

     17.2 If an Event of Default shall have occurred and be continuing, and this Lease has been terminated pursuant to Section 17.1, Lessee shall immediately surrender to Lessor possession of the designated Leased Properties and Lessee shall quit the same. Lessor may enter upon and repossess such Leased Properties by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property and Lessee's Equipment from such Leased Properties. Lessor shall have no liability by reason by any such entry, repossession or removal.

     17.3 If an Event of Default shall have occurred and be continuing, and this Lease has been terminated pursuant to Section 17.1, Lessor shall use reasonable efforts to relet those Leased Properties which Lessor has taken possession of, in the name of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the then current Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may reasonably determine, and may collect, receive and retain the rents resulting from such reletting.

     17.4 Neither (a) the termination of this Lease as to all or any of the Leased Properties pursuant to Section 17.1; (b) the repossession of Leased Properties; (c) the failure of Lessor to relet Leased Properties; (d) the reletting of all or any portion thereof; nor (e) the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination as to one or more of the Leased Properties pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination for the designated Leased Properties. Thereafter, on the days on which the Rent (or the components thereof) would have been payable under this Lease if the same had not been terminated and until the end of what would have been the Primary Term(s) or the then current Extension Term(s) (as the case may be) in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible to accurately determine actual damages):

          (i) an amount equal to the Rent and Additional Charges that would have been payable by Lessee hereunder for the designated Leased Properties if the Term had not been terminated; provided, however, that for this purpose Base Rent for a repossessed Leased Property shall be deemed to be Eleven and 141/1000 percent (11.141%) of the Original Cost of such Leased Property, less

          (ii) the net proceeds, if any, of any reletting of the repossessed Leased Properties or any portion thereof, after deducting all of Lessor's expenses in connection therewith, including, without limitation, repossession costs, brokerage commissions, reasonable attorneys' fees and expenses and any repair or alteration costs and expenses incurred in preparation for such reletting;

     17.5 At any time after the termination of this Lease as to one or more Leased Properties pursuant to Section 17.1, whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor, at its option and, as to any Leased Properties, shall be entitled to recover from Lessee and Lessee will pay to Lessor on demand as and for liquidated and agreed final damages for Lessee's default (it being agreed that it would be impossible to accurately determine the actual damages), and in lieu of all current damages provided in Section 17.4 beyond the date to which the same shall have been paid,

     (a) the sum of (i) any past due Rent (and other sums payable thereunder) together with a late charge thereon (to the extent permitted by law) computed from the due date thereof to the date of payment of such liquidated damages at the lesser of the Overdue Rate or the maximum rate permitted by law (in lieu of the late charge provided by Section 3.4); (ii) the remaining payments of Base Rent which would otherwise have become due during the remainder of the Primary Terms(s) or the then current Extension Term(s) for the Leased Properties as to which this Lease is then being terminated but for such termination (and for the limited purposes of this Section) the annual Base Rent shall be deemed to be equal to Eleven and 141/1000 percent (11.141%) of the Original Cost of each Leased Property as to which this Lease is being terminated, as of the later of the date to which Base Rent shall have been paid or the date to which Lessee shall have paid current damages pursuant to Section 17.4, discounted to the date of payment at the market rate provided in Subsection (b) below; and (iii) an amount equal to the Additional Charges and other charges (as reasonably estimated by Lessor) which would be payable hereunder with respect to the repossessed Leased Properties from such date for what would have been the then unexpired Primary Term or the then current Extension Term had the same not been terminated, discounted to the date of payment at the market rate provided in subsection (b) below; less

     (b) the then net fair rental value of the Leased Properties as to which this Lease is being terminated, as determined by appraisal consistent with the procedures of Article XXXIV, for the period from the date or payment of such liquidated damages to the date which would have been the then expiration date of the Primary Term or the then current Extension Term had this Lease not been terminated (after deducting all reasonable estimated expense to be incurred in connection with reletting of any of the repossessed Leased Properties), discounted to the date of payment at market rate selected by the appraisers designated pursuant to Article XXXIV.

If any statute or rule of law shall validly limit the amount of such liquidated current or final damages to less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

     17.6 If this Lease is terminated pursuant to Section 17.1, Lessee waives, to the extent permitted by applicable law, (a) any notice of re-entry or of the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) any right to a trail by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVII; (d) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (e) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

     17.7 Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default (if such payment is made to Lessor rather than Lessee due to the existence of an Event of Default) shall be applied to Lessee's obligations in the order which Lessor may determine.

                                  ARTICLE XVIII

     18. Lessor's Right to Cure Lessee's Default. If Lessee shall fail to make any payment or perform any act required to be made or performed under this Lease, Lessor, after notice to and demand upon Lessee, and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon any Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand.

                                   ARTICLE XIX

     19. Provisions Relating to Lessee's Acquisition of a Leased Property. In the event Lessee purchases or otherwise acquires a Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price or other consideration, together with full payment of any unpaid Rent due and payable on or before the date of the purchase, execute and deliver to Lessee, on the purchase date, an appropriate special warranty deed conveying title to the affected Leased Property in its then present condition to Lessee free and clear of any liens and encumbrances that have been created by, through or under Lessor without consent of Lessee other than (i) those that Lessee has agreed hereunder to pay or discharge; and
(ii) those mortgage liens, if any, which Lessee has agreed at that time in writing to accept and to take title subject to (which will result in an adjustment of the cash portion of the purchase price).

                                   ARTICLE XX

     20. Extension Terms. If no Event of Default shall have occurred and be continuing, the Term of this Lease shall be automatically extended and renewed for three (3) consecutive five-year optional renewal terms unless the Lessee shall give notice to Lessor, at least one hundred eighty (180) days prior to the end of the Primary Term or the then current Extension Term, of Lessee's desire to terminate the Lease effective at the end of the Primary Term or then current Extension Term. All of the terms and conditions of this Lease shall continue in full force and effect during any extension (including Base Rent) except that the number of Extension Terms permitted hereunder shall be reduced by one upon the expiration of each successive Extension Term. If Lessee fails to timely notify Lessor of its desire to terminate the Lease, the Lease shall be extended and continued as aforesaid unless such timely notice is waived by Lessor in writing in Lessor's sole discretion.

                                   ARTICLE XXI

     21. Holding Over. If Lessee shall for any reason remain in possession of a Leased Property after the expiration or earlier termination of the Term as to such Leased Property, such possession shall be as a tenancy at sufferance during which time Base Rent for such Leased Property shall be Eleven and 141.1000 percent (11.141%) per annum of the Original Cost and Lessee shall continue to pay all Percentage Rent and Additional Charges, and all other sums, if any, payable by Lessee pursuant to the provisions of this Lease during the term thereof with respect to such Leased Property, including Percentage Rent. During such period of tenancy at sufferance, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights thereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of such Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of any such Leased Property.

                                  ARTICLE XXII

                           [INTENTIONALLY LEFT BLANK]


                                  ARTICLE XXIII

     23. Special Cash Purchase of Properties by Lessee. In the event Lessee wishes to terminate this Lease as to up to five (5) Uneconomic Properties per year after December 31, 2007 but does not wish to utilize the substitution procedure provided by Section 16(b), Lessee may give Lessor written notice of such intention. Such notice shall be accompanied by an offer to purchase any of up to five (5) Uneconomic Properties on a date (the "Termination Date") specified by Lessee which is between ninety (90) and one hundred twenty (120) days after such notice, for a cash purchase price equal to the greater of (i) the Fair Market Value (as defined in Section 16(d) above) of each such Uneconomic Property or (ii) the net book value of each such Uneconomic Property as of the Termination Date, computed on the basis of the Original Cost of each such Uneconomic Property less depreciation of all depreciable components on a straight line basis using a forty (40) year useful life beginning on the date such Uneconomic Property became subject to the terms of this Lease. If Lessor does not accept Lessee's offer by a date which is thirty (30) days prior to the Termination Date, this Lease shall terminate as to each such Uneconomic Property on the Termination Date. If Lessor accepts Lessee's offer, such purchase shall be consummated in accordance with all of the provisions of Article XVI (other than the substitution provision contained in subparagraph (b) thereof) and this Lease terminated as to each such Uneconomic Property, on the Termination Date. Thereafter, Base Rent shall be proportionately reduced.

                                  ARTICLE XXIV

     24. Risk of Loss. During the Term of this Lease, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Properties in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by lessee, and Lessor shall in no event be answerable or accountable therefor except in the case of gross negligence, willful misconduct or breach of this Lease by Lessor resulting in such damage or destruction. In addition, all risk of loss or decrease in enjoyment and beneficial use in consequence of foreclosures, attachments, levies or executions is assumed by Lessee.

                                   ARTICLE XXV

     25. Indemnification by Lessee. Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses ), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about a Leased Property or adjoining sidewalks; (b) any use, misuse, nonuse, condition, maintenance or repair of a Leased Property;
(c) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; (d) the alleged or actual existence of hazardous or toxic materials on or about the Leased Properties; (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of a Leased Property to be performed by the sublessor thereunder; and (f) obligations of Lessor under any and all documents evidencing any loan from a Lessor's Mortgagee incurred by reason of Lessee's defaults under this Lease, including without limitation any prepayment penalties. Any amounts which become payable by Lessee under this Section shall be paid no later than ten (10) days after demand by Lessor and, if such payment is to be made to Lessor and is not timely paid, shall bear a late charge (to the extent permitted by law) at the lesser of the Overdue Rate or the maximum rate permitted by law from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit, provided any such contest shall be conducted by counsel who shall be satisfactory to the Lessor. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or willful misconduct. Lessee's liability under this Section shall survive any termination of this Lease as to any circumstance, condition, act or omission occurring to and including the date of termination of this Lease or existing as of the date of Termination, whether known or unknown to Lessor or Lessee.

                                  ARTICLE XXVI

     26.1. Subletting and Assignment by Lessee. Lessee shall not sublet all or any part of any Leased Property nor assign its interest under this Lease as to any Leased Property without the prior written consent of Lessor except as provided in the next sentence. Provided there shall exist no Default or Event of Default hereunder, Lessee may, without the consent of Lessor, upon written notice to Lessor, sublet all or any part of any Leased Property or assign its interest under this Lease as to any Leased Property to any Affiliate of Lessee (provided the Affiliate agrees in writing to be bound by the provisions of this Lease) or a business organization into or with which Lessee may merge or with which it may consolidate (provided the surviving business organization controls all or substantially all of Lessee's restaurant operations) or to any business organization which acquired all or substantially all of Lessee's restaurant operations (provided that the acquiring entity shall expressly assume Lessee's obligations under this Lease to the extent assigned). In the event of any assignment or subletting, Lessee shall remain primarily liable under this Lease as to the Leased Property or Properties so assigned or sublet, and the subtenant or assignee shall be bound by all of the terms of this Lease applicable to such Leased Property. No such sublease may have a term with respect to a Leased Property which extends beyond the Term of this Lease as to such Property.

     26.2.  Attornment.  Lessee shall insert in each  sublease  permitted  under
Section 26.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder; (b) in the event this Lease shall terminate before the expiration of such sublease, the sublease thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease; and (c) in the event the sublessee receives a written notice from Lessor stating that Lessee is in Default under this Lease, the sublessee shall thereafter be obligated to pay all rentals and other sums accruing under said sublease directly to the party giving such notice, or as such party may direct.

     26.3. Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet any Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, or any similar or successor provision thereto.

     26.4. Assignment by the Lessor. Lessor may assign its rights under this Lease, in whole or in part in connection with a sale, mortgage or financing of all or part of the Leased Properties, subject to Lessee's right of first refusal under Article XXXV hereof.

                                  ARTICLE XXVII

     27. Estoppel Certificates and Financial Statements. At any time and from time to time upon not less than twenty (20) days prior request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Base Rent, Percentage Rent and all Additional Charges have been paid. Any such certificate furnished pursuant to this Section may be relied upon by Lessor and any prospective purchaser of a Leased Property.

     Lessee will furnish to Lessor and Lessor's Mortgagee within one hundred and twenty (120) days after the end of Lessee's fiscal year, Consolidated Financials for the fiscal year accompanied by an audit opinion of the independent certified public accountants then employed by Lessee. Lessee shall also furnish Lessor and Lessor's Mortgagee with reasonable promptness, such other information, consistent with the disclosure requirements of the federal securities law, respecting the financial condition of Lessee as Lessor and Lessor's Mortgagee may reasonably request from time to time, and Lessee consents to the use and distribution of such other information in the financial reports and other statements sent to Lessor's shareholders and filed by the Lessor with the Securities and Exchange Commission.

                                 ARTICLE XXVIII

     28. Right to Inspect. Lessee shall permit Lessor and Lessor's Mortgagee and their authorized representatives, to inspect the Leased Properties during usual business hours upon reasonable notice, provided that such inspections shall not unreasonably interfere with Lessee's business operations.

                                  ARTICLE XXIX

     29. No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                   ARTICLE XXX

     30. Acceptance of Surrender. No surrender to Lessor of this Lease or of any or all of the Leased Properties or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative of agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXXI

     31. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in any of the Leased Properties.

                                  ARTICLE XXXII

     32. Conveyance by Lessor. If Lessor or any successor owner of any of the Leased Properties shall convey any of the Leased Properties other than as security for a debt, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease as to the affected Leased Properties and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                 ARTICLE XXXIII

     33. Notices. All notices, demands, requests, consents, approvals and other communications hereunder or as may be required by applicable law shall be in writing and delivered personally or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as follows:

     (a) if to Lessee:

     Boddie-Noell Enterprises,  Inc.
     1021 Noell Lane
     Rocky Mount, North Carolina  27802
     Attention: Douglas E. Anderson or
                      W. Craig Worthy

     (b) if to Lessor:

     Boddie-Noell Properties, Inc.
     3710 One First Union Center
     Charlotte, North Carolina  27207
     Attention: D. Scott Wilkerson or
                      Philip S. Payne

or to such other address as either party may hereafter designate, and shall be effective upon receipt, if delivered personally, or upon the fifth Business Day after mailing, if mailed. Lessee shall also send a copy of any notice required to be sent to Lessor under this Lease to any Lessor's Mortgagee which has notified Lessee of its status as Lessor's Mortgagee and provided Lessee with an address to which to send such notices.

                                  ARTICLE XXXIV

     34.1 Appraisers. In the event that Lessee desires to terminate this Lease with respect to an Uneconomic Property pursuant to the provisions of Article XVI or Article XXIII, and the Fair Market Value of the Uneconomic Property is required by such provisions to be determined by appraisal, Lessee shall include in the notice of termination of this Lease as to the Uneconomic Property the name of a person selected to act as appraiser on its behalf. Within ten (10) days after such notice, Lessor shall by notice to lessee appoint a second person as appraiser on its behalf. The appraisers thus appointed shall appoint a third appraiser, and the three appraisers, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall proceed to appraise the Uneconomic Property to determine the fair market value thereof as of the date of such original notice by Lessee; provided, however, that

     (a) if the second appraiser shall not have been appointed as aforesaid, the first appraiser shall proceed to determine such matter; and

     (b) if the two appraisers appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second appraiser, upon the selection of a third appraiser, they shall give notice of such failure to agree to the parties, and if the parties fail to agree upon the selection of such third appraiser within ten (10) days thereafter, then within five (5) days thereafter either of the parties upon notice to the other party may request the American Institute of Real estate Appraisers (or any successor organization thereto), or in its absence, court appointment of such appraiser; Lessee and Lessor hereby agree to use their best efforts to cause the third appraiser to be appointed within thirty (30) days after the appointment of the second appraiser if the first two appraisers are unable to agree upon such third appraiser.

     34.2 Appraisal. The appraisers shall render their valuation appraisals within thirty (30) days after the appointment of the third appraiser, or by the sole appraiser within thirty (30) days after the expiration of the period described in Section 34.1 for the appointment of a second appraiser, in the event no second appraiser is so appointed. Such appraisals of fair market value shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. The appraisers shall determine fair market value of the Uneconomic Property on the basis that such Property is free and clear of this Lease. Lessee shall pay the fees and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

     35. First Refusal to Purchase. Provided no Event of Default shall have occurred and be continuing, Lessee shall have a right of first refusal to purchase any of the Leased Properties during the Term of this Lease upon the same terms and conditions as proposed in a bona fide written offer to Lessor, or its successors and assigns, by a third party who does not qualify as an Affiliate. If Lessor receives a bona fide offer from such a third party and Lessor desires to accept said offer, Lessor shall promptly notify Lessee of the proposed purchase price and all other material terms and conditions of such offer, and Lessee shall have thirty (30) days after such notice from Lessor within which time to elect to exercise Lessee's right to purchase. If Lessee elects to exercise its right to purchase, then such transaction shall be consummated within sixty (60) days after Lessee's notice to Lessor of such election, in accordance with the terms and conditions of such offer. If Lessee fails to exercise its right of first refusal within the time set forth above, then Lessor shall have the right for a period of ninety (90) days to sell such property to the prospective purchaser on the same terms as the offer. If such sale is not completed within such ninety (90) day period, Lessee's right of first refusal shall thereafter apply to such property. Notwithstanding anything to the contrary herein, (a) such right of first refusal shall not apply to any conveyance by mortgage or deed of trust executed by Lessor in favor of any Lessor's Mortgagee, or to any foreclosure or deed in lieu of foreclosure thereof, (b) any purchase pursuant to such right of first refusal shall be subject to any such mortgage or deed of trust and shall not affect Lessee's obligations under this Lease, and (c) all rights of first refusal shall be deemed extinguished by foreclosure of, or acceptance of a deed in lieu of foreclosure with respect to, any such mortgage or deed of trust, but all other provisions of this Lease shall remain in full force and effect.

                                  ARTICLE XXXVI

     36. Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and the liabilities of, the Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease of any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. In the event that Lessor or Lessee shall initiate any legal proceeding or suit against the other relating to this Lease, including any default thereunder, the unsuccessful party in such proceeding or suit shall reimburse the successful party for the reasonable fees and expenses of the successful party's attorneys. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. Any such change, waiver, discharge or termination, to be effective against Lessor, must be approved by a majority of the Independent Directors, as defined in Lessor's certificate of incorporation. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

                                 ARTICLE XXXVII

     37. Memorandum of Lease. This Lease shall not be recorded, but Lessor and Lessee shall, promptly upon the request of either or Lessor's Mortgagee, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the states in which the Leased Properties are located, in which reference to this Lease shall be made.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                     LESSOR:

                                     BODDIE-NOELL PROPERTIES, INC.


ATTEST:                              ____/s/ D. Scott Wilkerson___
                                     By: D. Scott Wilkerson
___/s/ Philip S. Payne___            President
Philip S. Payne
_Asst._Secretary

[Corporate Seal]


                                     LESSEE:

                                     BODDIE-NOELL ENTERPRISES, INC.


ATTEST:                              ____/s/ Ben Mayo Boddie_______
                                     By:
__/s/ Douglas E. Anderson__             _________President
By:
_____ Secretary

[Corporate Seal]